    As filed with the Securities and Exchange Commission on October 30, 1998

                                     Registration Statement No. 333-__________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   F 0 R M S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          SELAS CORPORATION OF AMERICA
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Pennsylvania                                     23-1069060
-------------------------------                        ----------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)


                               2034 Limekiln Pike
                           Dresher, Pennsylvania 19025
                                 (215) 646-6600
               ---------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                    Non-Employee Directors' Stock Option Plan
                    -----------------------------------------
                            (Full title of the plan)

              Robert W. Ross, Chief Financial Officer and Treasurer
                          Selas Corporation of America
                               2034 Limekiln Pike
                           Dresher, Pennsylvania 19025
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (215) 646-6600
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                           Robert D. Denious, Esquire
                           Drinker Biddle & Reath LLP
                              1345 Chestnut Street
                      Philadelphia, Pennsylvania 19107-3496

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                   Proposed maximum       Proposed maximum
Title of Securities to be     Amount to be        offering price per     aggregate offering           Amount of
          registered         registered (1)            share (2)              price (2)           registration fee
--------------------------------------------------------------------------------------------------------------------
Common Shares
($1.00 par value)               20,000                 $9.5625              $191,250.00
--------------------------------------------------------------------------------------------------------------------
                                 5,000                 $9.0625              $ 45,312.50
--------------------------------------------------------------------------------------------------------------------
                                50,000                 $7.0000              $135,000.00
--------------------------------------------------------------------------------------------------------------------
         TOTAL                  75,000                                      $586,562.50                $164.00
====================================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $7.00 per share, the average of the highest and lowest selling prices of the Company's Common Shares on October 26, 1998, as reported on the American Stock Exchange Composite Transactions Tape.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (Not required to be filed as part of this Registration Statement)




                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

                  The following documents, which have been filed by Selas Corporation of America (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

                  (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

                  (c) the Company's Current Report on Form 8-K filed with the Commission on March 3, 1998;

                  (d) the description of the Company's common shares (the "Common Shares") which is contained in Item 5 of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (which item was included for the purpose of updating the description of the Company's capital stock contained in its registration statement on Form 10, as amended).

                  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

                  Not applicable.

Item 5.    Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.    Indemnification of Directors and Officers.

                  Section 2.09 of the Company's By-Laws requires the Company to indemnify any person who was or is a party (other than a party plaintiff suing in his own behalf or in the right of the Company) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                  The By-Laws also state that the indemnification provided for therein is not exclusive of any other rights persons seeking indemnification might have, including under any insurance arrangements. The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities which might be incurred by them in such capacities.


Item 7.    Exemption from Registration Claimed.

                  Not applicable.


Item 8.    Exhibits.

4          Selas Corporation of America Non-Employee Directors' Stock Option
           Plan.

5          Opinion of Drinker Biddle & Reath LLP.

23.1       Consent of KPMG Peat Marwick LLP.

23.2       Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5).

25         Powers of Attorney (See Signature Page).


Item 9.    Undertakings

                  The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dresher, Pennsylvania, on October 28, 1998.

                          SELAS CORPORATION OF AMERICA


                          By: /s/ Stephen F. Ryan
                          ---------------------------------------------------
                          Stephen F. Ryan
                          President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen F. Ryan and Robert W. Ross, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                                              Title                                   Date
   ---------                                              -----                                   ----
   /s/ Stephen F. Ryan                     Director, Chief Executive Officer and President    October 28, 1998
   ------------------------------          (Principal Executive Officer)
   Stephen F. Ryan


   /s/ Robert W. Ross                      Chief Financial Officer                            October 28, 1998
   ------------------------------          and Treasurer (Principal
   Robert W. Ross                          Financial and Accounting Officer)


   /s/ John H. Austin, Jr.                 Director                                           October 28, 1998
   ------------------------------
   John H. Austin, Jr.


   /s/ Frederick L. Bissinger              Director                                           October 28, 1998
   ------------------------------
   Frederick L. Bissinger


   /s/ Roy C. Carriker                     Director                                           October 28, 1998
   ------------------------------
   Roy C. Carriker


   /s/ Mark S. Gorder                      Director                                           October 28, 1998
   ------------------------------
   Mark S. Gorder


   /s/ Michael J. McKenna                  Director                                           October 28, 1998
   ------------------------------
   Michael J. McKenna


   /s/ Ralph R. Whitney, Jr.               Director                                           October 28, 1998
   ------------------------------
   Ralph R. Whitney, Jr.

                                  EXHIBIT INDEX

Exhibit No.           Description                                        Page
-----------           -----------                                        ----
4                     Selas Corporation of America                        8
                      Non-Employee Directors' Stock Option Plan

5                     Opinion of Drinker Biddle & Reath LLP               16

23.1                  Consent of KPMG Peat Marwick LLP                    18